Exhibit 5.2

[FRIED, FRANK, HARRIS, SHRIVER & JACOBSON LLP LETTERHEAD]

November 21, 2008

ONEOK, Inc.

100 West Fifth Street

Tulsa, Oklahoma 74103

Ladies and Gentlemen:

We are acting as special counsel to ONEOK, Inc., an Oklahoma corporation (the “Company”), in connection with the Registration Statement on Form S-3, as may be amended from time to time (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the contemplated issuance by the Company from time to time, as set forth in the prospectus contained in the Registration Statement (the “Prospectus”) and as may be set forth in one or more supplements to the Prospectus (each, a “Prospectus Supplement”) by the Company, of (i) one or more series of senior or subordinated debt securities (the “Debt Securities”), which may be senior or subordinated notes or debentures, or other senior or subordinated evidences of indebtedness, and which may include terms permitting or requiring holders to convert or exchange their debt securities for common stock, preferred stock or other securities, (ii) shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), (iii) stock purchase contracts (the “Purchase Contracts”), (iv) stock purchase contract units that consist of (a) a Purchase Contract and (b) Debt Securities, Preferred Stock (as defined below) or U.S. Treasury securities or other debt obligations of third parties, that may be used to secure the holders’ obligations under a purchase contract (the “Purchase Contract Units”), (v) shares of the Company’s preferred stock, par value $0.01 per share (the “Preferred Stock”), which may include terms permitting or requiring holders to convert or exchange their preferred stock for common stock or other securities, (vi) public receipts for depositary shares representing shares of preferred stock (the “Depositary Shares”), and/or (vii) warrants of the Company to purchase Debt Securities, Preferred Stock, Common Stock or units of two or more of these types of securities (the “Warrants”). With your permission, all assumptions and statements of reliance herein have been made without any independent investigation or verification on our part except to the extent otherwise expressly stated, and we express no opinion with respect to the subject matter or accuracy of such assumptions or items relied upon.

The Debt Securities may be issued pursuant to a senior debt indenture to be entered into between the Company and U.S. Bank National Association, as trustee (the “Trustee”) (as may be amended or supplemented from time to time, the “Senior Indenture”), a form of which is attached as Exhibit 4.8 to the Registration Statement, or a subordinated debt indenture to be entered into between the

Company and the Trustee (as may be amended or supplemented from time to time, the “Subordinated Indenture,” and, together with the Senior Indenture, each an “Indenture” and collectively, the “Indentures”), a form of which is attached as Exhibit 4.9 to the Registration Statement. The Depositary Shares may be issued under one or more deposit agreements (each, a “Deposit Agreement”) by and between the Company and a financial institution to be named as the depositary (each, a “Depositary”). The Depositary may issue receipts (“Depositary Receipts”) for Depositary Shares, each of which will represent a fractional share of Preferred Stock represented by Depositary Shares. The Warrants may be issued under one or more warrant agreements (each, a “Warrant Agreement” and collectively the “Warrant Agreements”) by and between the Company and a financial institution identified therein as a warrant agent (each, a “Warrant Agent”). The Purchase Contracts will be issued pursuant to one or more purchase contract agreements (each, a “Purchase Contract Agreement” and collectively the “Purchase Contract Agreements”) to be entered into between the Company and a financial institution identified therein as a purchase contract agent (each, a “Purchase Contract Agent”). The Indentures, the Purchase Contracts, the Purchase Contract Units, the Purchase Contract Agreements, the Warrants, the Warrant Agreements, the Deposit Agreements, the Depositary Receipts and any other documents contemplated thereby or hereby are collectively referred to herein as the “Documents.”

In connection with this opinion, we have (i) investigated such questions of law, (ii) examined originals or certified, conformed or reproduction copies of such agreements, instruments, documents and records of the Company, such certificates of public officials and such other documents, and (iii) received such information from officers and representatives of the Company as we have deemed necessary or appropriate for the purposes of this opinion.

In all such examinations, we have assumed the legal capacity of all natural persons executing the Documents, the genuineness of all signatures, the authenticity of original and certified documents and the conformity to original or certified documents of all copies submitted to us as conformed or reproduction copies. As to various questions of fact relevant to the opinions expressed herein, we have relied upon, and assume the accuracy of, representations and warranties in the Indentures, certificates and oral or written statements and other information of or from public officials and officers and representatives of the Company and others and assume compliance on the part of all parties to the Documents with their covenants and agreements contained therein.

To the extent it may be relevant to the opinions expressed below, we have assumed that (i) the Company will have sufficient authorized but unissued and unreserved shares of Common Stock and Preferred Stock on the date of any issuance of shares registered pursuant to the Registration Statement, (ii) all of the parties to the Documents other than the Company have the power and authority to enter into and perform such Documents and to consummate the transactions contemplated thereby, that the Documents have been duly authorized, executed and delivered by, and constitute legal, valid and binding obligations of such parties enforceable against such parties in accordance with their terms, and that such parties will comply with all of their obligations under the Documents and all laws applicable thereto, (iii) at the time of the execution, issuance and delivery of a Purchase Contract, the applicable Purchase Contract Agreement will be a valid and legally binding obligation of the Purchase Contract Agent, enforceable against the Purchase Contract Agent in accordance with its terms, and that the Purchase Contract Agent will comply with all of its obligations under the applicable Purchase Contract Agreement and all laws applicable thereto and (iv) at the time of the execution, issuance and delivery of (A) any Purchase Contract Units that include debt obligations of third parties (including U.S. Treasury securities), such debt obligations of third parties will be the valid and legally binding obligation of such third parties, and the indenture relating to such debt obligations will be the valid and legally binding obligation of such third parties and each trustee party to such indenture, enforceable against such third parties and trustee parties in accordance with its terms, and that such third parties and trustee parties will comply with all of their obligations under such indenture and all laws applicable thereto and (B) with respect to any Purchase Contract Units that include Preferred Stock, such Preferred Stock will be validly issued, fully paid and non-assessable.

Based upon the foregoing and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that:

1.	When (i) the Registration Statement has become effective under the Securities Act, (ii) the terms of the issuance and sale of the Debt Securities (including any Debt Securities duly issued upon the exercise of any Warrants exercisable for Debt Securities or upon exchange or conversion of shares of Preferred Stock that are exchangeable or convertible into Debt Securities) registered pursuant to the Registration Statement have been duly authorized by the Board of Directors of the Company (the “Board”) in conformity with the Company’s certificate of incorporation (the “Certificate of Incorporation”) and bylaws (the “Bylaws”) and all other necessary corporate action on the part of the Company has been taken in connection therewith, (iii) the applicable Indenture and any relevant supplemental indenture have been duly executed and delivered by the Company, (iv) the terms of the Debt Securities and their issue and sale have been duly established in conformity with the applicable Indenture, do not violate any applicable law or result in a default under or breach of any agreement or instrument then binding on the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and (v) the Debt Securities have been duly executed, authenticated and delivered in accordance with the terms of the applicable Indenture and any relevant supplemental indenture and issued and sold as contemplated in the Registration Statement, the Debt Securities will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with the terms of the Debt Securities.

2.

When (i) the Registration Statement has become effective under the Securities Act, (ii) the terms of the issuance and sale of the Purchase Contract Units and the Purchase Contracts registered pursuant to the Registration Statement have been duly authorized by the Company in conformity with the Certificate of Incorporation and Bylaws and all other necessary corporate action on the part of the Company has been taken in connection therewith, (iii) the applicable Purchase Contract Agreement has been duly authorized, executed and delivered by the Company, (iv) the terms of the Purchase Contract Units and Purchase

Contracts and their issue and sale have been duly established in conformity with the applicable Purchase Contract Agreements, do not violate any applicable law or result in a default under or breach of any agreement or instrument then binding on the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (v) (A) the issuance and terms of the Debt Securities or the debt obligations of third parties, which may each be a component of the Purchase Contract Units and related matters have been established in accordance with the terms of the applicable Indenture (in the case of such Debt Securities) or other indenture (in the case of such debt obligations of third parties) and applicable law and (B) the issuance and terms of the Preferred Stock which may be a component of the Purchase Contract Units have been duly authorized by the Company, (vi) the due filing of the certificate of designation with respect to such Preferred Stock has occurred and (vii) (A) the Purchase Contract Units, (B) the Purchase Contracts, (C) the Debt Securities or debt obligations of third parties, or (D) the Preferred Stock has been duly executed, authenticated (in the case of Debt Securities or debt obligations of third parties) and delivered in accordance with the provisions of the applicable Purchase Contract Agreement (in the case of such Purchase Contracts), Indenture (in the case of such Debt Securities) or other indenture (in the case of such debt obligations of third parties) and issued and sold as contemplated in the Registration Statement, such Purchase Contract Units and the Purchase Contracts will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with the terms of the Purchase Contract Units and Purchase Contracts, as applicable.

3.

When (i) the Registration Statement has become effective under the Securities Act, (ii) in accordance with applicable law and in conformity with the Certificate of Incorporation and the Bylaws, (a) the Board has fixed the powers, designations, preferences and relative, participating, optional or other rights, if any, and the qualifications, limitations or restrictions, if any, of the series of Preferred Stock related to the Depositary Shares (including any Depositary Shares duly issued upon the exercise of any Warrants exercisable for Depositary Shares or upon exchange or conversion of any Debt Securities that are exchangeable or convertible into Depositary Shares) registered pursuant to the Registration Statement and adopted the Certificate of Designations of such series of Preferred Stock in the form required by applicable law and (b) proper and valid filing with the Office of the Secretary of State of the State of Oklahoma of such Certificate of Designations has been made, (iii) the terms of the issuance and sale of such Depositary Shares (and the related series of Preferred Stock) registered pursuant to the Registration Statement have been established in conformity with the applicable Depositary Agreement and duly approved by the Board in conformity with the Certificate of Incorporation and the Bylaws and all other necessary corporate action on the part of the Company has been taken in connection therewith and in a manner so as not to violate any applicable law or result in a default under or breach of any agreement or instrument then binding on the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (iv)

the applicable Deposit Agreement has been duly authorized, executed and delivered by the Company and the Depositary, (v) shares evidencing the series of Preferred Stock related to such Depositary Shares have been delivered to the Depositary for deposit in accordance with the Deposit Agreement, (vi) the Depositary Receipts evidencing such Depositary Shares have been duly issued against deposit of such shares of Preferred Stock with the Depositary in accordance with the Deposit Agreement and delivered to and paid for in accordance with the terms of the agreement under which they are sold and in the manner contemplated by the Registration Statement and/or applicable Prospectus Supplement and (vii) the Company has received consideration in excess of the par value of the Preferred Stock related to the Depositary Shares, such Depositary Shares will be validly issued and will entitle the holders thereof to the rights specified in the Depositary Receipts and the Depositary Agreement.

4.	When (i) the Registration Statement has become effective under the Securities Act, (ii) the terms of the issuance and sale of the Warrants registered pursuant to the Registration Statement have been established in conformity with the applicable Warrant Agreement and duly approved by the Board in conformity with the Certificate of Incorporation and the Bylaws and all other necessary corporate action on the part of the Company has been taken in connection therewith and in a manner so as not to violate any applicable law or result in a default under or breach of any agreement or instrument then binding on the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (iii) the applicable Warrant Agreement has been duly authorized, executed and delivered by the Company and the applicable Warrant Agent, (iv) such Warrants have been duly authenticated by the applicable Warrant Agent and duly executed and delivered by the Company against payment therefor in accordance with the terms of the applicable Warrant Agreement, in accordance with the terms of the agreement under which they are sold and in the manner contemplated by the Registration Statement and/or the applicable Prospectus Supplement and (v) the terms of the Securities issuable upon exercise of the Warrants have been duly approved by the Board in conformity with the Certificate of Incorporation and the Bylaws as specified above, (vi) the Common Stock and the Preferred Stock issuable upon exercise of the Warrants, if applicable, have been properly reserved for issuance and (vii) upon exercise of such Warrants into shares of Common Stock, Preferred Stock or Depositary Shares, as applicable, such shares of Common Stock or Preferred Stock have been issued and delivered against payment therefor in an amount in excess of the par value thereof or the Company has received consideration in excess of the par value of the Preferred Stock related to the Depositary Shares, such Warrants will constitute valid and binding obligations of the Company.

We express no opinion as to the validity, binding effect or enforceability of any provision of the Documents:

(i) relating to indemnification, contribution or exculpation;

(ii) containing any purported waiver, release, variation, disclaimer, consent or other agreement of similar effect (all of the foregoing, collectively, a “Waiver”) by any party under any of such agreements or instruments to the extent limited by provisions of applicable law (including judicial decisions), or to the extent that such a Waiver applies to a right, claim, duty, defense or ground for discharge otherwise existing or occurring as a matter of law (including judicial decisions), except to the extent that such a Waiver is effective under, and is not prohibited by or void or invalid under, provisions of applicable law (including judicial decisions);

(iii) related to (I) forum selection or submission to jurisdiction (including, without limitation, any waiver of any objection to venue in any court or of any objection that a court is an inconvenient forum) to the extent that the legality, validity, binding effect or enforceability of any such provision is to be determined by any court other than a court of the State of New York, or (II) choice of governing law to the extent that the legality, validity, binding effect or enforceability of any such provision is to be determined by any court other than a court of the State of New York or a federal district court sitting in the State of New York, in each case, applying the choice of law principles of the State of New York;

(iv) specifying that provisions thereof may be waived only in writing, to the extent that an oral agreement or an implied agreement by trade practice or course of conduct has been created that modifies any provision of such agreement;

(v) purporting to give any person or entity the power to accelerate obligations without any notice to the obligor; and

(vi) which may be construed to be in the nature of a penalty.

We express no opinion as to the enforceability of any provision of any agreement (i) providing for payments thereunder in a currency other than currency of the United States of America to the extent that a court of competent jurisdiction, under applicable law, will convert any judgment rendered in such other currency into currency of the United States of America or to the extent that payment in a currency other than currency of the United States of America is contrary to applicable law, (ii) providing for governmental authority to limit, delay or prohibit the making of payments outside the United States or in foreign currency or composite currency or (iii) concerning the enforceability of the waiver of rights or defenses contained in the Indentures relating to waiver of stay, extension or usury laws.

We express no opinion as to the validity or binding effect of any provision of any agreement purporting to give any person or entity the power to accelerate obligations without any notice to the obligor.

The opinions set forth above are subject to (i) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws affecting creditors’ rights and remedies generally, and (ii) general principles of equity including, without limitation, standards of materiality, good faith, fair dealing and reasonableness, equitable defenses and limits as to the availability of equitable remedies, whether such principles are considered in a proceeding at law or in equity.

The opinions expressed herein are limited to the federal laws of the United States of America and the laws of the State of New York as currently in effect. The opinion expressed herein is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein. The opinion expressed herein is given as of the date hereof, and we undertake no obligation to supplement this letter if any applicable laws change after the date hereof or if we become aware of any facts that might change the opinion expressed herein after the date hereof or for any other reason.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to this firm under the captions “Legal Matters” in the Prospectus and “Legal Matters” in any Prospectus Supplement. In giving these consents, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Fried, Frank, Harris, Shriver & Jacobson LLP
FRIED, FRANK, HARRIS, SHRIVER & JACOBSON LLP